UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) May 24, 2006

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Dutch Hill Road, Orangeburg, New York	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

At the Company’s Annual Meeting of Stockholders held on May 24, 2006, the stockholders voted to re-elect Directors Raymond J. Crotty, Thomas E. Hales, and Michael H. Fury to a three-year term of office and to ratify the appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for the audit of the Company’s consolidated financial statements for the year ending December 31, 2006.

During the Company’s Annual Meeting of Stockholders, a presentation was made to stockholders by Thomas E. Hales - Chairman and C.E.O., Raymond J. Crotty - President and Chief Operating Officer, Lawrence D. Stewart - Executive Vice President and Chief Lending Officer, and Thomas M. Buonaiuto - Executive Vice President and Chief Financial Officer. The presentation included, among other things, a review of financial results and trends through the period ended March 31, 2006. A copy of the presentation material is available on the Company’s website, www.unionstate.com.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: May 26, 2006	By:	/s/ Raymond J. Crotty
Name: Raymond J. Crotty
Title: President and C.O.O.